OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BSQUARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2004
TO THE SHAREHOLDERS:

Notice is hereby given that the 2004 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Thursday, April 29, 2004 at 10:00 a.m., local time, at the Company’s offices at 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005, for the following purposes:

1. To elect three Class I directors to serve for the ensuing three years and until their successors are duly elected.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on February 25, 2004 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on February 25, 2004 are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

/s/ SCOTT MAHAN

Scott Mahan

Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 5, 2004

PROCEDURAL MATTERS
PROPOSAL ONE Election of Directors
CORPORATE GOVERNANCE
ADDITIONAL INFORMATION RELATING TO DIRECTORS AND OFFICERS OF THE COMPANY
APPENDIX A
AUDIT COMMITTEE CHARTER
APPENDIX B
COMPENSATION COMMITTEE CHARTER

BSQUARE CORPORATION

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2004 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005. The Company’s telephone number at its principal business office is (425) 519-5900.

These proxy solicitation materials were mailed on or about April 5, 2004 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

Only shareholders of record at the close of business on February 25, 2004 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 37,607,723 shares of the Company’s Common Stock were issued and outstanding, held by 155 shareholders of record. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of Common Stock is entitled to one vote for each share held.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion. The three nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee, and thus will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the three Class I directors nominated by the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company no later than December 3, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Accordingly, shareholders who intend to present a proposal at the Company’s 2005 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide proper notice of such proposal to the Company no later than January 29, 2005. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be sent to BSQUARE CORPORATION, 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005, Attention: Secretary.

The Board of Directors has adopted additional requirements specifically with respect to shareholder nominations for the election of directors. See “Corporate Governance — Director Nomination Process.”

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 31, 2003 as to:

•	each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•	each director and each nominee for director of the Company;

•	each of the named executive officers shown in the summary compensation table in “Information Regarding Executive Officer Compensation” below; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2003 by that shareholder are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options Exercisable On or Prior to February 29, 2004” and are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 37,607,723 shares of Common Stock outstanding as of February 25, 2004.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

		Number of Shares
		Underlying Options	Percent of
		Exercisable	Common
	Number of	On or Prior to	Stock
Name and Address of Beneficial Owner	Shares	February 29, 2004	Outstanding

Entities affiliated with TA Associates, Inc. (1)	5,019,224	—	13.3%
125 High Street High Street Tower Suite 2500 Boston, MA 02110
William T. Baxter (2)	4,112,795	184,375	11.4
9623 SE 16th Street Bellevue, WA 98004
WM Advisors, Inc. (3)	3,998,600	—	10.6
1201 Third Avenue 22nd Floor Seattle, WA 98101-3000
Entities affiliated with Columbia Wanger Asset Management, L.P. (4)	3,500,000	—	9.3
227 West Monroe Street Suite 3000 Chicago, Illinois 60606
Wellington Management Company, L.L.P. (5)	3,375,000	—	9.0
75 State Street Boston, MA 02109

		Number of Shares
		Underlying Options	Percent of
		Exercisable	Common
	Number of	On or Prior to	Stock
Name and Address of Beneficial Owner	Shares	February 29, 2004	Outstanding

Wells Fargo & Company (6)	2,212,275	—	5.9
420 Montgomery Street San Francisco, CA 94104
First BanCorp (7)	1,976,500	—	5.3
1519 Ponce de Leon Ave. Santurce, Puerto Rico 00908
Scot E. Land (8)	1,433,333	136,543	4.2
Donald B. Bibeault (9)	—	53,125	*
William L. Larson	—	191,563	*
Elliott H. Jurgensen, Jr.	—	51,563	*
Elwood D. Howse, Jr.	—	64,063	*
Brian T. Crowley	—	153,438	*
Brian M. Deutsch	—	154,063	*
Tracy A. Rees	1,000	76,125	*
Nogi A. Asp	—	37,500	*
Scott M. Sedlik	—	24,413	*
James R. Ladd	—	37,500	*
Scott E. Bufkin	100	—	*
All executive officers and directors as a group (15 persons)	5,547,228	1,164,271	17.2%

*	Less than 1%.

(1)	Includes 3,424 shares held by TA Associates, Inc., 3,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic & Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(2)	The holding shown is as of December 31, 2003 as reported on Schedule 13G filed by Mr. Baxter.

(3)	The holding shown is as of December 31, 2003 as reported on a Schedule 13G filed by WM Advisors, Inc.

(4)	The holding shown is as of December 31, 2003 as reported on Schedule 13G filed on behalf of Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc., the general partner of Columbia Wanger Asset Management, L.P., and Columbia Acorn Trust. Includes 3,500,000 shares held on behalf of discretionary clients of Liberty Wanger Asset Management, L.P., including Liberty Acorn Trust.

(5)	The holding shown is as of December 31, 2003 as reported on Schedule 13G filed by Wellington Management Company, L.L.P. Includes 3,375,000 shares held on behalf of discretionary clients of Wellington Management Company, L.L.P.

(6)	The holding shown is as of December 31, 2003 as reported on Schedule 13G filed on behalf of Wells Fargo & Company and Wells Capital Management Incorporated.

(7)	The holding shown is as of December 31, 2003 reported on Schedule 13G filed by First BanCorp.

(8)	Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 L.P., a fund managed by Encompass Ventures. Mr. Land is a managing director of Encompass Ventures. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership thereof.

(9)	Mr. Bibeault became a director in July 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company currently has authorized seven directors; however, the Company’s Board of Directors is currently comprised of six members and one Board seat remains vacant. The Board of Directors intends to leave the remaining seat vacant until an appropriate individual is identified and elected by the Board of Directors. The Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or by reason of death or other cause is unable to serve in the capacity of director. When the vacant Board seat is filled, such director will be a Class III director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among the Company’s directors and officers.

Nominees For Directors

Three Class I directors are to be elected at the Annual Meeting for three-year terms ending in 2007. The Board of Directors has nominated Scot E. Land, William L. Larson and Elliott H. Jurgensen, Jr. for election as Class I directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Land, Larson and Jurgensen. The proxies cannot be voted for more than three nominees. Messrs. Land, Larson and Jurgensen are current directors of the Company, and each has indicated that he will serve if elected. The Company does not anticipate that either Mr. Land, Mr. Larson or Mr. Jurgensen will be unable or unwilling to stand for election, but if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.

Vote Required for Election of Directors

If a quorum is present and voting, the three nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class I Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since

Scot E. Land	49	Director	1998
William L. Larson	47	Director	1998
Elliott H. Jurgensen, Jr.	59	Director	2003

Scot E. Land has been a director of the Company since February 1998 and is a member of the Company’s Audit Committee and the Chairman of the Compensation Committee. Mr. Land was elected to the Company’s Board of Directors in connection with the purchase of shares of the Company’s preferred stock by affiliates of Encompass Group, a venture capital firm, prior to the Company’s initial public offering. Mr. Land is currently a managing director of Encompass Ventures, a position he has held since September 1997. Prior to joining Encompass, Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft Corporation from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a publicly traded company founded by Mr. Land in October 1988 that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, an accounting and consulting firm, from April 1984 to October 1988. Mr. Land serves as a director of Radiant Communications Corp. and several privately held companies.

William L. Larson has been a director of the Company since September 1998 and is a member of the Company’s Compensation Committee. Mr. Larson is currently a private investor. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com Corporation, a software company, from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as a Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to that, Mr. Larson held various executive positions at Apple Computer, Inc. and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from Stanford Law School and the Wharton School of Finance and Commerce at the University of Pennsylvania. Mr. Larson is a member of the California Bar Association and serves on the boards of several technology companies.

Elliott H. Jurgensen, Jr. has been a director of the Company since January 2003 and is a member of the Company’s Audit Committee and Compensation Committee. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as a partner. During his career he held a number of leadership roles including: National Partner in Charge of KPMG’s Hospitality Industry Practice from 1981 to 1993, Managing Partner of the Bellevue, Washington office from 1982 to 1991, and Managing Partner of the Seattle, Washington office from 1993 to 2002. His professional experience focused on providing business advisory and audit services to clients ranging from emerging businesses to large multinational public companies. His industry experience includes software, e-commerce, life sciences, hospitality, long-term care and manufacturing. He is also a director of Toolbuilders Laboratories, Inc., a developer of innovative software security and development tools for government and commercial enterprises. Mr. Jurgensen has a B.S. in accounting from San Jose State University and is a Certified Public Accountant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. LAND, LARSON AND JURGENSEN TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class II Directors - Terms expire at the 2005 Annual Meeting of Shareholders

Donald B. Bibeault has been Chairman of the Board of Directors of the Company since July 2003. Mr. Bibeault is currently President of Bibeault & Associates, Inc., a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the chief executive officers of Silicon Graphics Inc., Varity Corporation, and Yipes Networks. He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University and a member of the University of Rhode Island Business Advisory Board. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, an M.B.A. from Columbia University and a PhD from Golden Gate University.

Brian T. Crowley has been the President and chief executive officer and a director of the Company since July 2003. From April 2002 to July 2003, Mr. Crowley served as the Company’s Vice President, Product

Development. From December 1999 to April 2002, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University.

Class III Director - Term expires at the 2006 Annual Meeting of Shareholders

Elwood D. Howse, Jr. has been a director of the Company since November 2002 and is the Chairman of the Audit Committee. Mr. Howse is President of Cable & Howse, LLC, a Northwest venture capital management firm, a position he has held since 1981. Mr. Howse has also served as a director of OrthoLogic Corporation, a provider of orthopedic rehabilitation products, since September 1987. In addition, he also serves as a director of several private companies and charitable institutions. Mr. Howse received both a B.S. in engineering and an M.B.A. from Stanford University.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen, Land and Larson, constituting a majority of the Company’s Board of Directors, qualify as “independent” directors as defined under applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors of the Company held a total of 10 meetings during 2003. The Board of Directors has an Audit Committee, a Compensation Committee, a Strategic Planning Committee and an IPO Litigation Committee. The Board of Directors currently has no nominating committee or similar committee performing such functions.

The Audit Committee currently consists of Messrs. Howse (Committee Chairman), Land and Jurgensen. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable rules of Nasdaq and the Securities and Exchange Commission (the “SEC”). Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flow. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “Audit Committee financial expert” as defined under applicable SEC rules, who also is therefore deemed to possess the requisite “financial sophistication” required under applicable Nasdaq rules. The Board of Directors of the Company adopted a written amended and restated Audit Committee Charter on March 25, 2004, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee is responsible for overseeing the Company’s independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by the Company’s independent auditors, reviewing the accounting principles, policies, judgments and assumptions and auditing practices and procedures to be used for the Company’s financial statements and reviewing the results of the Company’s audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and approving related-party transactions, and reviewing compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee held four regular meetings and two special meetings during 2003.

The Compensation Committee currently consists of Messrs. Land (Committee Chairman), Larson and Jurgensen. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Land, Jurgensen and Larson qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, respectively, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Board of Directors of the Company adopted a written Compensation Committee Charter on March 25, 2004, a copy of which is attached to this proxy statement as Appendix B. The Compensation Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee did not hold any meetings in 2003 but acted by unanimous written consent on one occasion.

The Strategic Planning Committee currently consists of Messrs. Bibeault, Howse, Jurgensen, Land and Larson. The Company has been considering alternative debt or equity financing sources to fund the research and development, manufacturing, marketing and distribution expenses associated with the Company’s Power Handheld device, and the Company has initiated steps to seek additional debt or equity financing sources. Some of these alternatives would involve the creation of a subsidiary in which certain of our current or former officers and directors could have a financial interest. In November 2003, the Board of Directors established a Strategic Planning Committee consisting of Messrs. Bibeault, Howse, Jurgensen, Land and Larson, none of whom would have a direct financial interest in the subsidiary and/or potential outside financing. The Strategic Planning Committee has been charged with broad responsibility for evaluating and reviewing all issues concerning the most advantageous way to finance the expenses associated with the Company’s Power Handheld device while maximizing value for the Company and its shareholders.

The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company and certain of its current and former officers and directors were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Director Nomination Process

Given the size of the Company’s Board of Directors, the Board has determined that nomination responsibilities should be handled by the entire Board of Directors. The Company’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its determinations, the Board considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the interplay of a candidate’s experience with the experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Board does, however, believe it is preferable that more than one member of the Board meet the criteria for an “audit committee financial expert” as defined by applicable SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under applicable Nasdaq rules.

The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Board will also take into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election, or if the Board decides to recommend that the size of the Board be increased, the Board shall identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the Board’s criteria. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.

It is the policy of the Board of Directors of the Company to consider suggestions for persons to be nominated for director that are submitted by shareholders. The Board will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Corporate Secretary at the Company’s address at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Board may request further information from the proposed nominee and the nominating shareholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating shareholder to be identified in the Company’s proxy statement. The Company has not received any recommendations from shareholders of director candidates for the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation of Directors

The Company has established a compensation plan to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors. If the non-employee director meets certain attendance requirements, the Company will pay annual cash fees of $16,000 to directors who do not serve on any Board committees, $20,000 to directors who serve on any Board committee other than the Audit Committee, and $24,000 to directors who serve on the Audit Committee. In addition, all directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. As compensation for his services as Chairman of the Board, Mr. Bibeault receives $2,083 per month.

Each newly elected non-employee director also receives, as of the date of his or her election, an option under the Company’s amended and restated stock option plan to purchase 100,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the date of the grant. These options vest quarterly over a two-year period.

In the fourth quarter of 2003, the Board of Directors approved on-going scheduled grants of options under the Company’s amended and restated stock option plan to each non-employee director. Options to purchase 12,500 shares and 25,000 shares of the Company’s Common Stock are to be granted each fiscal quarter to all non-employee directors and to Mr. Bibeault as the Chairman of the Board, respectively, at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. These options shall vest quarterly over a two-year period.

The following table sets forth certain information concerning compensation of non-employee directors in 2003:

		Aggregate	All
		Director	Other
Name	Year	Compensation	Compensation

Donald B. Bibeault	2003	$10,417	$469,897 (1)
Chairman
Elwood D. Howse, Jr.	2003	24,000	—
Elliott H. Jurgensen, Jr.	2003	24,000	—
William L. Larson	2003	20,000	—
Scot E. Land	2003	24,000	—
Jeffery T. Chambers (2)	2003	8,000	—

(1)	During the second quarter of 2003, the Company hired Bibeault & Associates as turnaround consultants. Under this consulting arrangement, the Company paid Bibeault & Associates $355,314 of consulting fees in 2003. In July 2003, the Company named Mr. Bibeault, the President of Bibeault & Associates, as Chairman of the Company’s Board of Directors and entered into a six-month consulting agreement with Mr. Bibeault. Under the new agreement, Mr. Bibeault provides the Company with 10 days per month of onsite consulting services. Mr. Bibeault received $114,583 under this consulting agreement in 2003.

(2)	Mr. Chambers resigned as a director in July 2003.

The following table sets forth options grants to non-employee directors in 2003:

	Grant	Number of Shares	Exercise
Name	Date	Underlying Options	Price

Donald B. Bibeault	7/24/2003	200,000	$1.00
Chairman	10/21/2003	25,000	1.57
Elwood D. Howse, Jr.	10/21/2003	12,500	1.57
Elliott H. Jurgensen, Jr.	1/16/2003	100,000	1.29
	10/21/2003	12,500	1.57
William L. Larson	2/19/2003	100,000	1.08
	10/21/2003	12,500	1.57
Scot E. Land	2/19/2003	100,000	1.08
	10/21/2003	12,500	1.57
Jeffery T. Chambers (1)	2/19/2003	100,000	1.08

(1)	Mr. Chambers resigned as a director in July 2003.

Compensation Committee Report on Executive Compensation

The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2003. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

The Board of Directors of the Company adopted a written Compensation Committee Charter on March 25, 2004, a copy of which is attached to this proxy statement as Appendix B. During 2003, the Compensation Committee of the Board of Directors was comprised of three non-employee and independent directors (under applicable SEC and Nasdaq rules and regulations), Messrs. Land, Jurgensen and Larson. The Committee evaluates the general compensation policies of the Company and approves the compensation plans and specific compensation levels for executive officers. The Committee seeks to provide compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Compensation for executive officers is determined according to the criteria described below.

Compensation

The Compensation Committee establishes the salaries and incentive compensation plans of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company’s financial performance and (iii) the achievement of individual performance goals related to each executive officer’s duties and areas of responsibility.

Equity-Based Compensation

The Compensation Committee views stock options as an important part of the Company’s long-term, performance-based compensation program. The Committee bases grants of stock options to the executive officers of the Company under the Company’s amended and restated stock option plan upon the Committee’s estimation of each executive’s expected contribution to the long-term growth and profitability of the Company. The amended and restated stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the amended and restated stock option plan at the then-current market price and are generally subject to two- to four-year vesting periods to encourage key employees to remain with the Company.

Compensation of the President and Chief Executive Officer

The annual compensation for both William T. Baxter, the Company’s President and Chief Executive Officer until July 2003, and Brian T. Crowley, the Company’s President and Chief Executive Officer thereafter, was approved by the Board of Directors upon recommendation by the Compensation Committee, after considering several factors, including corporate revenue and operating results and goals, the Company’s progress in new product development and their contributions to the Company’s strategic focus, market position and brand development. No set formula was used for this determination, and no particular function was weighted more or less than any other.

Summary

The Compensation Committee believes that the Company’s compensation policies have been successful in attracting and retaining qualified employees and in linking compensation to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the

Company moves to attain its near-term goals while maintaining its focus on building long-term shareholder value.

Submitted by the Compensation Committee for the Year Ended December 31, 2003:

Scot E. Land, Chairman
Elliott H. Jurgensen, Jr.
William L. Larson

Audit Committee Report

The Board of Directors of the Company adopted a written amended and restated Audit Committee Charter on March 25, 2004, a copy of which is attached to this proxy statement as Appendix A. All members of the Audit Committee are independent as defined under applicable Nasdaq and SEC rules and regulations. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flow. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board of Directors of the Company has designated Mr. Jurgensen as the “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen therefore possesses the requisite “financial sophistication” under applicable Nasdaq rules.

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and has concluded that the non-audit services provided by the independent auditors were subject to prior approval, were appropriate and did not compromise independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chairman
Elliott H. Jurgensen, Jr.
Scot E. Land

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Shareholders of the Company may, at any time, communicate in writing with any member or group of members of the Company’s Board of Directors by sending such written communication to the attention of the Company’s Corporate Secretary by regular mail, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meetings in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meetings in person if reasonably possible. Messrs. Baxter and Howse attended the Company’s 2003 annual meeting of shareholders.

ADDITIONAL INFORMATION RELATING TO

DIRECTORS AND OFFICERS OF THE COMPANY

Information Regarding Executive Officer Compensation

The following table sets forth certain information concerning compensation for services rendered to the Company during the years ended December 31, 2003, 2002 and 2001 by (i) the Company’s chief executive officer; (ii) the four other most highly compensated executive officers who were serving in such capacities at the end of 2003 and whose salary and bonus for 2003 exceeded $100,000; and (iii) two individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individuals were not serving as executive officers as of December 31, 2003 (collectively, the “named executive officers”).

				Long Term
		Annual		Compensation
		Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#s)	Compensation (1)

Brian T. Crowley (2)	2003	$173,056	$55,426	300,000	$4,925
President and Chief Executive	2002	n/a	n/a	n/a	n/a
Officer	2001	n/a	n/a	n/a	n/a
William T. Baxter (2)	2003	196,596	102,575	50,000	7,981
Chief Technology Officer	2002	248,077	25,000	300,000	8,192
	2001	228,846	6,670	—	7,065
Brian M. Deutsch (3)	2003	151,743	53,447	40,000	4,719
Vice President, Wireless	2002	131,884	16,021	75,000	4,417
Services	2001	66,426	33,951	150,000	817
Tracy A. Rees (4)	2003	136,675	60,997	290,000	980
Vice President, Sales,	2002	n/a	n/a	n/a	n/a
Marketing & International	2001	n/a	n/a	n/a	n/a
Nogi A. Asp (5)	2003	155,706	10,000	125,000	3,294
Vice President, Finance &	2002	n/a	n/a	n/a	n/a
Chief Financial Officer	2001	n/a	n/a	n/a	n/a
Scott M. Sedlik (6)	2003	124,151	15,932	60,000	2,887
Vice President, Marketing	2002	n/a	n/a	n/a	n/a
	2001	n/a	n/a	n/a	n/a
James R. Ladd (7)	2003	210,684	65,324	—	5,029
Sr. Vice President, Finance &	2002	114,231	23,749	185,000	3,187
Operations and Chief	2001	n/a	n/a	n/a	n/a
Financial Officer
Scott E. Bufkin (8)	2003	169,152	59,395	—	4,243
Vice President, Professional	2002	142,692	16,736	75,000	4,578
Engineering Services	2001	112,000	11,385	27,500	3,085

(1)	“All Other Compensation” includes matching contributions made by the Company for the benefit of the executive under the Company’s 401(k) plan. Such amounts do not include premiums paid by the Company under group health, life or disability insurance plans that do not discriminate in favor of executive officers and are generally available to all salaried employees.

(2)	Mr. Baxter resigned as President and Chief Executive Officer as of July 24, 2003 to become Chief Technology Officer and Mr. Crowley was subsequently appointed as President and Chief Executive Officer. Mr. Baxter resigned as Chief Technology Officer on January 21, 2004.

(3)	Mr. Deutsch joined the Company in May 2001 as an executive officer.

(4)	Mr. Rees joined the Company in May 2002 and became an executive officer in February 2003.

(5)	Mr. Asp joined the Company in August 2002 and became an executive officer in June 2003. Mr. Asp resigned as Vice President Finance and Chief Financial Officer on January 2, 2004.

(6)	Mr. Sedlik joined the Company in May 2002 and became an executive officer in July 2003.

(7)	Mr. Ladd resigned as Senior Vice President, Finance & Operations and Chief Financial Officer on June 17, 2003.

(8)	Mr. Bufkin resigned as Vice President, Professional Engineering Services on September 2, 2003.

Option Grants in 2003

The following table sets forth certain information with respect to stock options granted to each of the Company’s named executive officers during the year ended December 31, 2003. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock. In the year ended December 31, 2003, the Company granted options to acquire up to an aggregate of 3,063,058 shares of Common Stock to employees, all under the Company’s amended and restated stock option plan and all at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

						Potential Realizable
	Individual Grants					Value at Assumed
						Annual Rates of
	Number of		Percent of			Stock Price
	Securities		Total Options	Exercise		Appreciation for
	Underlying		Granted to	Price		Option Term
	Options		Employees in	per	Expiration
Name	Granted (1)		2003	Share	Date	5%	10%

William T. Baxter	50,000	(3)	2%	$1.43	10/9/13	$44,966	$113,953
Brian T. Crowley	300,000	(3)	10	1.00	7/24/13	188,668	478,123
Brian M. Deutsch	40,000	(3)	1	1.43	10/9/13	35,973	91,162
Tracy A. Rees	100,000	(4)	3	1.08	2/27/13	67,921	172,124
	150,000	(3)	5	1.20	8/5/13	113,201	286,874
	40,000	(3)	1	1.43	10/9/13	35,973	91,162
Nogi A. Asp	75,000	(3)	2	0.91	6/16/13	42,922	108,773
	50,000	(3)	2	1.43	10/9/13	44,966	113,953
Scott M. Sedlik	35,000	(3)	1	1.43	10/9/13	31,476	79,767
	25,000	(2)	*	1.43	10/9/13	22,483	56,976
James R. Ladd	—		—	—	—	—	—
Scott E. Bufkin	—		—	—	—	—	—

*	Less than 1%.

(1)	Options are granted under the Company’s amended and restated stock option plan.

(2)	The options vest in equal quarterly installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

(3)	The options vest in equal quarterly installments over a period of 2 years. Vesting is contingent upon continued service with the Company.

(4)	The options vest in equal annual installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

Aggregate Option Exercises in 2003 and Fiscal Year-End Option Values

With respect to the Company’s named executive officers, the following table sets forth information concerning option exercises in the year ended December 31, 2003 and exercisable and unexercisable options held as of December 31, 2003.

	Number of Shares		Number of Securities		Value of Unexercised
	Acquired on Exercise		Underlying Unexercised		In-the-Money Options at
			Options at December 31, 2003		December 31, 2003
		Value
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Baxter	—	$—	178,125	171,875	$123,084	$84,216
Brian T. Crowley	—	—	107,032	367,968	46,184	128,941
Brian M. Deutsch	—	—	138,595	126,405	30,772	21,053
Tracy A. Rees	—	—	26,250	281,250	7,843	63,817
Nogi A. Asp	—	—	30,000	125,000	13,712	30,713
Scott M. Sedlik	—	—	16,813	71,587	5,312	3,947
James R. Ladd	50,469	43,850	37,500	—	—	—
Scott E. Bufkin	—	—	83,182	—	34,841	—

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003, regarding shares outstanding and available for issuance under the Company’s existing equity compensation plans:

			(c)
			Number of securities
	(a)		remaining available for
	Number of securities to	(b)	future issuance under
	be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan category	rights	warrants and rights	column (a))

Equity compensation plans approved by security holders (1)	5,757,911	$ 2.41	3,190,310
Equity compensation plans not approved by security holders (2)	375	$16.25	383,625

Total (3)	5,758,286	$ 2.41	3,573,935

(1)	Consists of the Company’s amended and restated stock option plan. The number of shares reserved for issuance under the amended and restated stock option plan automatically increases annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Company’s Board of Directors or (C) 1,500,000 shares (subject to adjustment as set forth in the amended and restated stock option plan in the event of a stock split, stock dividend or similar event).

(2)	Consists of the Company’s 2000 non-qualified stock option plan. Under such plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over four years.

(3)	Does not include options outstanding as of December 31, 2003 to purchase an aggregate of 9,064 shares, at a weighted average exercise price of $9.24, granted under plans assumed in connection with acquisition transactions. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Employee Benefit Plans

Stock Option Plans

The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s officers, directors, employees and consultants. The number of shares of the Company’s Common Stock reserved for issuance under the plan automatically increases each year by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Company’s Board of Directors or (C) 1,500,000 shares (subject to adjustment as set forth in the plan in the event of a stock split, stock dividend or similar event).

The stock option plan provides for the granting to the Company’s employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for the granting to employees, consultants and non-employee directors of nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. Unless terminated earlier by the Company’s Board of Directors, the plan will terminate in May 2007.

The stock option plan may be administered by the Company’s Board of Directors or a committee of the Board. The Company’s Board of Directors or a committee thereof determines the terms of each option granted under the stock option plan, including the number of shares subject to an option, exercise price, vesting schedule and duration. The exercise price of all incentive stock options granted under the stock option plan cannot be less than the fair market value of the Company’s Common Stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company’s voting power, not less than 110% of the fair market value. Generally, options granted under the stock option plan have a term of ten years, vest over a two-or four-year period, and are nontransferable. Payment of the exercise price of options may be made in cash or other consideration as determined by the Company’s Board of Directors or a committee thereof. The Company’s Board of Directors has the authority to amend or terminate the stock option plan as long as such action does not adversely affect any outstanding option and provided that shareholder approval for any amendments to the stock option plan shall be obtained to the extent required by applicable rules, regulations and laws.

The Company also has outstanding options granted to employees of two of the Company’s subsidiaries under plans assumed in connection with the acquisition of such companies. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Finally, the Company has a 2000 non-qualified stock option plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over four years.

The following table sets forth the number of options outstanding and the number of options available for issuance under the Company’s stock option plans as of December 31, 2003:

		(b)
		Number of Securities
	(a)	Remaining Available for
	Number of Securities	Future Issuance Under
	to be Issued	Equity Compensation Plans
	upon Exercise of	(Excluding Securities
	Outstanding Options,	Reflected in
Stock Option Plan	Warrants and Rights	Column (a))

Amended and restated stock option plan	5,757,911	3,190,310
2000 non-qualified stock option plan	375	383,625
Infogation Corporation 2001 stock option/stock issuance plan (1)	4,066	91,512
Infogation Corporation 1996 stock option plan (1)	—	86,053
Mainbrace 1998 stock option plan (1)	4,998	147,246

Total	5,767,350	3,898,746

(1)	Plan assumed in connection with acquisition transactions. Such options are administered as if issued under their original plans. The Company does not intend to grant additional options under these assumed plans.

401(k) Plan

The Company maintains a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. In September 2003, the Company ceased making matching contributions. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Employment Agreements and Change of Control Arrangements

The Company has an agreement with each of Scott Mahan, the Company’s Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer, and Carey E. Butler, the Company’s Vice President of Professional Consulting Services, which provide that if such officer is terminated without cause (as cause is defined in the applicable agreement, subject to certain exceptions), they will continue to receive termination payments equal to six months and four months, respectively, of their annual base salary.

The Company’s stock option plans provide that in the event a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2003, Section 16 filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities were complied with, except that each of Messrs. Baxter, Rees, Asp and Deutsch, all of whom were executive officers of the Company at the time, were late in filing a Form 4 to report stock options granted on October 9, 2003, and each of Messrs. Bibeault, Howse, Jurgensen, Land and Larson, all of whom were directors at the time, were late in filing a Form 4 to report stock options granted on October 21, 2003.

Certain Relationships and Related Transactions

During 2003, the Company granted options to purchase shares of Common Stock under the Company’s amended and restated stock option plan to the following directors and executive officers on the date, for the number of shares and with an exercise price indicated opposite each person’s name:

	Grant	Number of Shares	Exercise
Name	Date	Underlying Options	Price

William T. Baxter (1)	10/9/2003	50,000	$1.43
Brian T. Crowley	7/24/2003	300,000	1.00
Brian M. Deutsch	10/9/2003	40,000	1.43
Tracy A. Rees	2/27/2003	100,000	1.08
	8/5/2003	150,000	1.20
	10/9/2003	40,000	1.43
Nogi A. Asp (2)	6/16/2003	75,000	0.91
	10/9/2003	50,000	1.43
Scott M. Sedlik	10/9/2003	60,000	1.43
Andre F.A. Fournier	10/21/2003	100,000	1.57
Carey E. Butler	11/24/2003	100,000	1.52
Donald B. Bibeault	7/24/2003	200,000	1.00
	10/21/2003	25,000	1.57
Elwood D. Howse, Jr.	10/21/2003	12,500	1.57
Elliott H. Jurgensen, Jr.	1/16/2003	100,000	1.29
	10/21/2003	12,500	1.57
William L. Larson	2/19/2003	100,000	1.08
	10/21/2003	12,500	1.57
Scot E. Land	2/19/2003	100,000	1.08
	10/21/2003	12,500	1.57
Jeffery T. Chambers (3)	2/19/2003	100,000	1.08

(1)	Mr. Baxter resigned as an executive officer in January 2004.

(2)	Mr. Asp resigned as an executive officer in January 2004.

(3)	Mr. Chambers resigned as a director in July 2003.

During the second quarter of 2003, the Company hired Bibeault & Associates as turnaround consultants. Under this consulting arrangement, the Company paid Bibeault & Associates $355,314 of consulting fees in 2003. In July 2003, the Company named Mr. Bibeault, the President of Bibeault & Associates, as Chairman of the Company’s Board of Directors and entered into a six-month consulting agreement with Mr. Bibeault. Under the new agreement, Mr. Bibeault provides the Company with 10 days per month of onsite consulting services. Mr. Bibeault received $114,583 under this consulting agreement in 2003.

Performance Graph

The graph below compares the annual percentage change in the cumulative total return on the Company’s Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company’s initial public offering, and ending December 31, 2003.

Comparison of Cumulative Total Return

Among BSQUARE Corporation,
Nasdaq Computer & Data Processing Services Stocks Index and
Standard & Poors 500 Index

	10/20/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

BSQUARE Corporation	$100	$163.63	$23.41	$18.38	$4.92	$5.50
Nasdaq Computer & Data Processing Services	$100	$159.98	$76.87	$61.63	$42.51	$56.01
Standard & Poors 500 Index	$100	$114.45	$104.16	$91.91	$71.54	$92.11

This graph assumes that $100 was invested on October 20, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

The Company’s Independent Auditors

The independent accounting firm of Ernst & Young LLP (“Ernst & Young”) has acted as the Company’s auditor since May 2002, subsequent to the dismissal by the Board of Directors of Arthur Andersen LLP (“Arthur Andersen”).

The change in auditors became effective May 23, 2002, following completion by Arthur Andersen of its review of the Company’s financial statements for the quarter ended March 31, 2002, which were issued on May 9, 2002 in conjunction with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and the subsequent interim period through March 31, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such periods. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”). The Company had provided Arthur Andersen with a copy of the foregoing disclosures and received from Arthur Andersen a revised letter addressed to the SEC stating that it agreed with the foregoing statements. A copy of this revised letter was filed on June 7, 2002 as an exhibit to the Company’s Amendment No. 2 to Form 8-K. During the fiscal years ended December 31, 2001 and 2000 and through the subsequent interim period through March 31, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company had provided a copy of the foregoing disclosure to Ernst & Young and had provided it with an opportunity to provide the Company with any new information or clarification it deemed appropriate.

A representative of Ernst & Young is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to questions.

The Company has not selected an independent auditor for the year ended December 31, 2004. The Audit Committee intends to make such selection at its April 2004 meeting.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the years 2002 and 2003 and reviews of the financial statements included in the Company’s Forms 10-Q for the years 2002 and 2003 were approximately $124,000 and $180,000, respectively.

The aggregate fees billed by Arthur Andersen for professional services rendered for reviews of the financial statements included in the Company’s Form 10-Q for the first quarter of 2002 were approximately $13,000.

Audit-Related Fees

The aggregate fees billed for the years ended December 31, 2002 and 2003 for assurance and related services by Ernst & Young that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $44,000 and $13,000, respectively. Fees billed for 2002 related to due diligence work performed with respect to an acquisition, and fees billed for 2003 included accounting advisory services related to the review of new service contracts, revenue recognition issues and matters in connection with the Sarbanes-Oxley Act of 2002.

The aggregate fees billed for 2002 for assurance and related services by Arthur Andersen that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $8,600.

Tax Fees

The aggregate fees billed by Ernst & Young for professional services rendered for tax compliance, tax advice and tax planning for the year 2002 were approximately $7,000 and for tax compliance with respect to the review of our stock option plan for stock compensation considerations for the year 2003 were approximately $2,000.

The aggregate fees billed by Arthur Andersen for professional services rendered for tax compliance, tax advice and tax planning for the year 2002 were approximately $55,000.

All Other Fees

There were no fees billed for services rendered to the Company by Ernst & Young, other than fees for audit, audit-related and tax services, for the years 2002 or 2003. The aggregate fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit, audit-related, and tax services, for the year 2002 were approximately $17,500.

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

The Company’s Annual Report to Shareholders for the year ended December 31, 2003 (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/s/ SCOTT MAHAN

Scott Mahan

Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 5, 2004

APPENDIX A

BSQUARE CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee has been appointed by the Board to oversee the processes of accounting and financial reporting of the Company and the audits of the financial statements of the Company.

The Audit Committee shall consist of at least three directors. Each member of the Audit Committee must: (i) be independent as defined in the rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq”); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and in the rules and regulations of the Securities and Exchange Commission; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, at least one member must have “financial sophistication” required by Nasdaq’s rules and regulations and/or be an “audit committee financial expert” as defined under applicable SEC rules and regulations. Appointment of the members of the Audit Committee, including the designation of the Chair of the Audit Committee and the designation of any members as “audit committee financial experts,” shall be made by the Board of Directors, and the Board may, at any time and in its complete discretion, replace an Audit Committee member.

The Audit Committee shall meet in executive session at such times and places as the Audit Committee shall determine, but at least once a year. The Audit Committee shall maintain minutes and other relevant documentation of all of its meetings. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall have the authority to engage, without Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, outside legal counsel or any other advisors employed by the Audit Committee, and to pay ordinary Audit Committee administrative expenses that are necessary and appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; the independent auditor shall report directly to the Audit Committee;

•	have sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor;

•	pre-approve all auditing and permissible non-auditing services[1]of the independent auditor, subject to de minimis exceptions for permissible non-audit services that together do not constitute over 5%

[1]	Prohibited non-audit services include: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

of the total revenues paid by the Company to the auditor during the fiscal year, provided they were not recognized as non-audit services at the time of the engagement and are approved by the Audit Committee prior to completion of the audit, as prescribed by law; alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service;

•	review the audited financial statements with management, including major issues, assumptions and judgments regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could affect the Company’s financial statements;

•	obtain, review and discuss reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences;

•	discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

•	ascertain from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act (relating to whether the auditor has detected or otherwise become aware of information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the Company) has or may have occurred);

•	review with management and the independent auditor any correspondence with regulators and any published financial reports that raise material issues regarding the Company’s accounting policies;

•	review with management quarterly earnings releases, 10K and 10Q,

•	review major changes to the Company’s accounting principles and practices as suggested by the independent auditor or management;

•	meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	review the disclosure and certifications of the chief executive officer and chief financial officer under Sections 302 and 906 of the Sarbanes-Oxley Act;

•	assess the independence of the auditor (as required under applicable law or regulation), including (a) ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and (b) engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

•	assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act;

•	assure that the Company complies with hiring requirements for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act;

•	review and discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies or changes in internal controls reported to the Audit Committee by the independent auditor or management); (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures and management reports with respect thereto;

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and approve all related-party transactions (as such are required to be disclosed pursuant to Item 404 of SEC Regulation S-K);

•	prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

•	advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct;

•	review with the Company’s internal or outside legal counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

•	review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine or certify that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B

BSQUARE CORPORATION

COMPENSATION COMMITTEE CHARTER

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of BSQUARE Corporation (the “Company”) shall evaluate the compensation of the executive officers of the Company (and their performance relative to their compensation) and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of the Company and competitive practice. The Committee also shall communicate to shareholders regarding the Company’s compensation policies and the reasoning behind such policies as required by the SEC. In addition, the Committee shall evaluate and make recommendations regarding the compensation of the directors, including their compensation for services on Board committees.

Composition

The Committee shall consist of two or more directors appointed by the Board, all of whom in the judgment of the Board shall be independent as described below. A person may serve on the Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and (iii) meets the definition of “independent director” under the Nasdaq Stock Market, Inc. (“Nasdaq”) rules. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no long a Board member. The Board shall appoint one of the members of the Committee to serve as the Chair of the Committee.

Responsibilities

The Compensation Committee’s responsibilities include:

•	Review from time to time, modify if necessary, and approve the structure of the Company’s executive compensation to ensure that such structure (i) achieves the Company’s objectives of rewarding the Company’s executive officers appropriately for their contributions to the Company’s growth and profitability and (ii) aligns the interests of the Company’s executive officers to the long-term interests of the Company’s shareholders through a mix of long- and short-term incentives and features that include downside risk as well as upside potential.

•	Annually evaluate the compensation (and performance relative to compensation) of the Chief Executive Officer; determine the amounts and individual elements of total compensation for the Chief Executive Officer consistent with the Company’s corporate goals and objectives; and communicate in the annual Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer’s compensation for the last year was based, including the relationship of the Company’s performance to the Chief Executive Officer’s compensation.

•	In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in prior years.

•	Annually evaluate (in consultation with the Chief Executive Officer) the compensation (and performance relative to compensation) of other executive officers; approve the individual elements of total compensation for each such person and communicate in the annual Compensation

Committee Report to shareholders the specific relationship of the Company’s performance to executive compensation.

•	Periodically evaluate the terms and administration of the Company’s annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with the Company’s goals and objectives as to participation in such plans, including in such evaluation a review of annual incentive awards, corporate financial goals, actual awards paid to the Company’s executive officers, and total funds reserved for payment under the Company’s compensation plans.

•	Periodically evaluate (and approve any proposed amendments to) existing equity-related compensation plans; evaluate and approve the adoption of any new equity-related compensation plans; and determine when it is necessary or desirable (after consultation with counsel as needed): (a) to modify, discontinue or supplement any such plans; or (b) to submit such amendment or adoption to a vote of the full Board and/or the Company’s shareholders.

•	Periodically evaluate the cash and stock compensation of directors, including for service on Board committees, taking into account the compensation of directors at other comparable companies. Make recommendations to the Board regarding any adjustments in director compensation that the Committee considers appropriate.

•	Periodically evaluate the Company’s employee benefits programs and approve any significant changes therein and determine when it is necessary or desirable (after consultation with counsel as needed) to submit any such changes to a vote of the full Board and/or the Company’s shareholders.

•	Keep regular minutes of its proceedings and report its activities to the Board at least annually in such manner and at such times as the Committee or the Board deem appropriate.

•	To the extent permitted by applicable law and regulations (including Nasdaq rules and regulations), the Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or to any other body or individual.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or as designated in employee benefits or equity-related compensation plan documents.

•	Perform its duties and responsibilities in accordance with the Company’s certificate of incorporation and by-laws, this Charter, any delegated authority from the Board, and applicable laws, rules and regulations.

Meetings

The Committee will meet at least once a year or more frequently as necessary to carry out its responsibilities under this Charter. The Chair of the Committee will, in consultation with the other members of the Committee, establish the agenda for each Committee meeting. Any Committee member may submit items to be included on the agenda. Committee members may also raise at any meeting subjects that are not on the agenda. The Chair of the Committee or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the Committee members selected by the Board will constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance will be the act of the Committee, unless a greater number is required by law or the Company’s articles of incorporation or bylaws. The Chair of the Committee will supervise the conduct of the meetings and will have other responsibilities as the Committee may specify from time to time. The Company’s Chief Executive Officer may not be present during any portion of any meetings of the Committee at which any vote or deliberations concerning the Chief Executive Officer’s compensation will be conducted.

Resources and Authority

The Committee will have appropriate resources and authority to discharge its responsibilities as required by law, including the authority to retain a compensation consultant to assist in the evaluation of director, CEO or senior executive compensation, and to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors retained by the Committee to assist it in carrying out its responsibilities.

Annual Review

At least annually, the Committee will (i) review this Charter with the Board and recommend any changes to the Board and (ii) evaluate its performance against the requirements of this Charter and report the results of its evaluation to the Board. The Committee will conduct its review and evaluation in such manner as it deems appropriate.

Compensation Committee Report

The Compensation Committee shall prepare a Compensation Committee Report to shareholders each year concerning its compliance with this Charter for inclusion in the Company’s proxy statement.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BSQUARE CORPORATION
Proxy For 2004 Annual Meeting of Shareholders
April 29, 2004

The undersigned shareholder of BSQUARE CORPORATION (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2004 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 29, 2004 at 10:00 a.m., local time, at the Company’s offices located at 3150 139th Avenue S.E., Bellevue, WA 98005, and hereby revokes all previous proxies and appoints Brian T. Crowley and Scott C. Mahan, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS
	Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2007. The Board of Directors has nominated Scot E. Land, William L. Larson, and Elliott H. Jurgensen, Jr. for election as Class I directors.	FOR all of the nominees listed below (except those names that are crossed out) ☐	WITHHOLD AUTHORITY to vote for all of the nominees listed below ☐

If you wish to withhold authority to vote for any individual nominee, cross out that nominee’s name in the list below:

Nominees:

01	Scot E. Land
02	William L. Larson
03	Elliott H. Jurgensen, Jr.

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” SCOT E. LAND, WILLIAM L. LARSON AND ELLIOTT H. JURGENSEN, JR. FOR DIRECTORS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature	Signature	Dated	, 2004

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

- Detach here from proxy voting card -